Exhibit 99.1
Press Release
AMDL CONFIRMS SPECIAL SHAREHOLDERS MEETING IN SEPTEMBER
TUSTIN, Calif. July 27, 2006— AMDL, Inc. (Amex: ADL), developer and marketer of tests for the early detection of cancer and other serious diseases, today said that a shareholder notice and proxy statement is being mailed this week to shareholders regarding a Special Meeting to be held on September 18, 2006, at 10 a.m., at the Hyatt Regency Hotel, 17900 Jamboree Road, Irvine, California.
The proxy statement asks shareholders to approve the Stock Purchase and Sale Agreement for the acquisition of 100 percent of the outstanding capital stock of Jade Pharmaceutical Inc. The proxy also asks shareholders to vote on members of the Board of Directors and other related items.
AMDL’s Board of Directors has unanimously approved the acquisition of Jade Pharmaceutical, but the transaction cannot be completed without shareholder approval. Jade Pharmaceutical is the owner of Jiangxi Jade Bio-Chem Pharmacy Company Ltd. and Yanbian Yiqiao Bio-Chem Pharmacy Company Ltd. in the Peoples Republic of China.
“I encourage all shareholders to vote in favor of this transaction. It should be remembered that not voting is the same as a no vote. ” said Gary L. Dreher, AMDL CEO. “We urge shareholders to read the proxy statement thoroughly and to contact us if they have any questions.”
AMDL has filed with the Securities and Exchange Commission a definitive proxy statement which it expects to mail to shareholders of record on or after July 28, 2006, and other relevant documents in connection with the shareholder approval of the Jade Pharmaceutical acquisition and other matters to be put before the shareholders of the Company. Investors and security holders are advised to read the definitive proxy statement because it contains important information. Investors and shareholders may obtain a free copy of the definitive proxy statement and other documents filed by AMDL at the Securities and Exchange Commission’s web site at www.sec.gov. The definitive proxy statement and such other documents may also be obtained from AMDL by directing such request to AMDL, 2492 Walnut Ave., Suite 100, Tustin, CA 92780-6953, Attention: Investor Relations. A description of any interests that the Company’s directors and executive officers have in the matters presented to AMDL shareholders is available in the definitive proxy statement.
About AMDL
AMDL, Inc. (Amex: ADL), headquartered in Tustin, California, is a theranostics company, involved in the detection and treatment of the same disease, cancer. AMDL is the inventor, developer and worldwide marketer through exclusive distribution agreements of the DR-70® non-invasive cancer blood test, which has demonstrated its ability to detect the presence in humans of up to 13 cancers 84 percent of the time overall. In a study published in the Journal of Immunoassay (1998, vol. 19, pp 63-72) DR-70® was shown to detect at least 13 different types of cancer (lung, breast, stomach, liver, colon, rectal, ovarian, esophageal, cervical, trophoblastic, thyroid, malignant lymphoma, pancreatic) although the sample size for 9 of the cancers was not statistically significant. Clinical trials of DR-70® have been conducted in Canada, China, Germany, Taiwan and Turkey. DR-70® can detect many kinds of cancer using a single tube of blood, eliminating the need for costly, multiple tests. AMDL also owns a combination immunogene therapy technology that is a possible treatment for those already diagnosed with cancer and could eventually be used as a vaccine to protect patients known to be at risk because of a family history for certain types of cancer. The combination therapy both builds the body’s immune system and destroys cancer cells. More information about AMDL and its additional products can be obtained at www.amdl.com.
SAFE HARBOR
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. The Company cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.